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                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT
-----------------------------

     We consent to the incorporation by reference in a Registration Statement of GBC Bancorp on Form S-8 of our report dated January 19, 2001 on the consolidated balance sheet of GBC Bancorp and Subsidiaries as of December 31, 2000, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2000, appearing in the Annual Report on Form 10-K of GBC Bancorp for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

Los Angeles, California
March 21, 2002